AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                                    OF
                       SEABULK AMERICA PARTNERSHIP, LTD.


THIS AMENDMENT to Limited Partnership Agreement made this 26th day of September, 1990 among SEABULK TANKERS, LTD. (hereinafter referred to as "General Partner') and STOLT TANKERS (U.S.A.), INC. (hereinafter referred to as "Limited Partner"). (The General Partner and the Limited Partner are sometimes collectively referred to herein as the "Partners").

                              W I T N E S S E T H :

         WHEREAS, the Partners entered into a Limited Partnership Agreement dated the 14th day of September, 1983 (the "Agreement") providing for the formation and structure of SEABULK AMERICA PARTNERSHIP, LTD. (the "Partnership");

         WHEREAS, on the 31st day of May, 1989, the Partnership transferred its interest in the vessel "4102" to Seabulk Transmarine Partnership, Ltd. ("STPL") for use in the reconstruction of the wrecked tank vessel "Fuji", since renamed SEABULK AMERICA, in exchange for which the Partnership received a 66.67% Limited Partnership interest in STPL;

         WHEREAS, upon redelivery of the SEABULK AMERICA, employment of the vessel in the coastwise trade of the United States is the most profitable employment of the vessel for the Partnership and for STPL;

         WHEREAS, in order for the SEABULK AMERICA to be legally entitled to trade in the coastwise trade, the ownership of the Partnership must be restructured to reduce the Limited Partner's interest to 25% or less;

         WHEREAS, the General Partner, pursuant to Section 9.01 of the Agreement, has been granted the power of attorney to carry out its responsibilities to the Partnership on behalf of the Limited Partner and is required pursuant to that section to perform all acts necessary and desirable for the protection of the Limited Partner; and


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         WHEREAS, in order to fulfill its obligations to the Partnership and the
Limited Partner, the General Partner is effecting a distribution by the Partnership to the Limited Partner of a portion of the Partnership's limited partnership interest in STPL representing a 25% limited partnership interest in STPL and a 30.59% reduction in the limited partnership interest of the Limited Partner in the Partnership from 49% to 18.41%, all so as to legally qualify the SEABULK AMERICA to operate in the U.S. coastwise trade.

         NOW, THEREFORE, in consideration of the premises and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partners agree as follows:

         1. Section 2.04 of the Agreement is hereby deleted in its entirety and the following is substituted in its stead:

         "2.04 Names and Addresses or Places of Residence of Partners. The names and place of residence of the General Partner and the Limited Partner are as follows:

         General Partner                         Address

         Seabulk Tankers, Ltd.                   2200 Eller Drive
                                                 Fort Lauderdale, FL 33316

         Stolt Tankers                           c/o Stolt-Nielsen, Inc.
         (U.S.A.), Inc.                          8 Sound Shore Drive
                                                 Greenwich, CT 06836

         2. Section 4.03 of the Agreement is hereby deleted in its entirety and the following is substituted in its stead:

     "4.03 Percentage Ownership of the Partnership Assets. The percentage interest of the General Partner and the Limited Partner in the Partnership assets is as follows:

         General Partner:                                     Percentage
         Seabulk Tankers, Ltd.                                81.59%


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         Limited Partner:
         Stolt Tankers (U.S.A.), Inc.                         18.41%

         3. It is acknowledged that Seabulk America Partnership, Ltd. (by and through its general partner Seabulk Tankers, Ltd.) is executing this Amendment in its capacity as attorney-in-fact for Stolt Tankers (U.S.A.), Inc. as provided for in the Agreement;

         4. Except for the foregoing amendments, the Limited Partnership Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Amendment or a counterpart hereof as of the 26th day of September, 1990.

                                    GENERAL PARTNER:

                                    SEABULK TANKERS, LTD.
                                    By:  Hvide Marine Transport, Incorporated
                                             its sole general partner


                                    By:  /s/ GENE DOUGLAS

                                             Vice President

                                    LIMITED PARTNER:

                                    STOLT TANKERS (U.S.A.), INC.
                                    By:  Seabulk Tankers, Ltd.
                                             sole general partner of
                                             SEABULK AMERICA PARTNERSHIP,
                                                      LTD.
                                             attorney-in-fact
                                    By:  Hvide Marine Transport, Incorporated
                                             its sole general partner


                                    By:  /s/ GENE DOUGLAS
                                           Vice President